Exhibit 21

SUBSIDIARIES OF EQT CORPORATION
(as of December 31, 2019)

Pursuant to Item 601(b)(21) of Regulation S-K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2019 under Rule 1-02(w) of Regulation S-X.

Company	Jurisdiction of Organization
EQT Capital Corporation	Delaware
EQT Energy, LLC	Delaware
EQT Energy Storage Company, LLC	Delaware
EQT Energy Supply, LLC	Delaware
EQT Energy Supply Holdings, LP	Delaware
EQT Gathering, LLC	Pennsylvania
EQT Investments Holdings, LLC	Delaware
EQT IP Ventures, LLC	Delaware
EQT MG, LLC	Delaware
EQT Production Company	Pennsylvania
EQT Production Texas, LLC	Delaware
EQT RE, LLC	Delaware
EQT SG, LLC	Delaware
ET Blue Grass, LLC	Delaware
ET Blue Grass Clearing, LLC	Pennsylvania
Heritage Reserves, LLC	Delaware
Horizon Energy Holdco, LLC	Delaware
Horizontal Technology Energy Company, LLC	Delaware
Lineage Minerals, LLC	Delaware
Rice Drilling B LLC	Delaware
Rice Drilling D LLC	Delaware